SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2001

BEDFORD HOLDINGS, INC.

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(Exact name of Registrant as specified in its charter)

New Jersey	000-25561	13-3901466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Blaisedell Road, Orangeburg, New York 10962

(Address of principal executive office) (Zip Code)

Registrant's telephone number, including area code (845) 398-1844

NA

(Former name or former address, if changed since last report)

Item 2: Acquisition or Disposition of Assets.

On December 27, 2001, the Company disposed of its ItradeCurrency.com LLC subsidiary, which acts as a broker and dealer, and as a counterparty, in foreign exchange transactions, by exchanging all of the membership units of Itrade for the shares of common stock previously issued to Itrade's former owners. This transaction, in substance, reversed the acquisition reported by the Company in its Form 8-K filed June 11, 2001. Related employment agreements were terminated at the same time.

Itrade's assets consist primarily of approximately $2.5 million in cash and deposits with its clearing broker, which are offset by deposits payable to Itrade's customers. In addition, assets include a trademark and computer hardware and software used in Itrade's brokerage and trading operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

BEDFORD HOLDINGS, INC.

By:/s/ Leon Zapoll

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Leon Zapoll, Chairman, President

Dated: January 15, 2002

Exhibits

2

Exchange Agreement dated as of December 27, 2001.